                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   BALLANTYNE OF OMAHA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                           NOTICE AND PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD AT
                            THE WESTIN AQUILA HOTEL
                               1615 HOWARD STREET
                             OMAHA, NEBRASKA 68102
                                       ON

              WEDNESDAY, MAY 27, 1998 AT 4:00 P.M. (CENTRAL TIME)

                           BALLANTYNE OF OMAHA, INC.
                               4350 MCKINLEY ROAD
                             OMAHA, NEBRASKA 68112

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1998

    The Annual Meeting of Shareholders of Ballantyne of Omaha, Inc. will be held at The Westin Aquila Hotel, 1615 Howard Street, Omaha, Nebraska 68102, on May 27, 1998 at 4:00 p.m. for the following purposes:

    1. To elect, as Directors, two persons listed in the accompanying Proxy Statement.

    2. To approve Amendment No. 1 to the 1995 Stock Option Plan (the "Plan") increasing the Plan shares by 260,000 shares.

    3. To approve Amendment No. 2 to the 1995 Stock Option Plan (the "Plan") thereby removing the 75,000 share limitation on options that any Participant in the Plan can receive in any calendar year.

    4. To approve an amendment to the 1995 Outside Directors' Stock Option Plan decreasing the automatic grant to outside directors from 24,750 shares to 15,000 shares.

    5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only those shareholders of record at the close of business on April 10, 1998 shall be entitled to notice of the meeting and to vote at the meeting.

    In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy. In the event you are present at the meeting, you may withdraw your proxy if you wish to do so, and vote in person.

    In order to ensure adequate meeting space, please notify Patricia Coleman at Ballantyne on or before May 11, 1998 (402) 453-4444, ext. 303, if you are planning to attend the meeting. Also, for assistance in scheduling overnight accommodations in Omaha, contact Ms. Coleman. Early reservations are encouraged.

    Dated this 17th day of April, 1998.

                                          By Order of the Board of Directors

                                          John Wilmers
                                          President and Chief
                                          Executive Officer

                                PROXY STATEMENT
                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne of Omaha, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 27, 1998. Shareholders of record at the close of business on April 10, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. This Proxy Statement was first mailed to shareholders on April 17, 1998.

                      VOTING SHARES AND PRINCIPAL HOLDERS

    Based upon the records of the Company, Canrad of Delaware, Inc., 100 Chestnut Street, Newark, New Jersey 07105, owns 2,056,411 shares, or 22.7% of the Company's outstanding Common Stock as of March 31, 1998. Canrad of Delaware, Inc. is a wholly-owned subsidiary of Canrad Inc. which is an indirect, wholly-owned subsidiary of ARC International Corporation ("ARC").

                     APPOINTMENT AND REVOCATION OF PROXIES

    As of the close of business on March 31, 1998, the Company had 9,040,896 shares of outstanding Common Stock, all of which are entitled to vote at the Annual Meeting.

    Each share is entitled to one vote on each matter presented.

    Proxies which are properly signed and returned will be voted at the meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted for the election of the two nominees for Directors and in accordance with the instructions of the Board of Directors as to any other matters. Shareholders who attend the meeting may vote in person even though they have voted by proxy. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy or by voting in person at the meeting. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. The Board of Directors has set such number at seven for 1998.

    The Bylaws also provide that the Directors shall be divided into three classes. The members of each class serve staggered three-year terms. Messrs. Tenney and Geller are Class I Directors; Messrs. Echtenkamp, Chelin and Richards are Class II Directors; and Messrs. Wilmers and Campbell are Class III Directors. The terms of the Class III, Class I and Class II Directors expire at the Annual Meeting of Shareholders to be held in 1998, 1999, and 2000, respectively. The Board of Directors has nominated Mr. John Wilmers and Mr. Colin Campbell for election as Directors to serve until the Annual Meeting of Shareholders in the year 2001.

    The proxy holders named in the proxy intend to vote "FOR" the election of the two nominees listed below unless authority to so vote is withheld. In the unexpected event that any one or both of the nominees are unable to serve or for good cause will not serve as Directors, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

    Following is a list of the names and ages of the two nominees, both of whom are presently serving as Directors. Also listed are the two Directors whose terms expire in 1999 and the three Directors whose terms expire in 2000. Included is the past five-year business history of each Director and nominee and any public company directorships held by such persons, the year in which each became a Director of the Company and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of March 31, 1998.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, THE ELECTION OF MESSRS. WILMERS AND CAMPBELL.

                                                                                                   DIRECTOR      NO. OF
NAME                              AGE                        EMPLOYMENT HISTORY                      SINCE       SHARES
----------------------------      ---      ------------------------------------------------------  ---------  ------------
                                              CLASS I: TERM EXPIRES IN 1999
Arnold S. Tenney                      55   Chairman of Board since 1992; President and CEO of ARC    1988        175,975(2)
                                           since 1978; Chairman of Board and Director of Cabletel
                                           Communications Corp.; Director of ARC.
Marshall S. Geller                    58   Chairman and CEO of Geller and Friend Capital             1996         28,590(3)
                                           Partners, Inc., a merchant banking firm, since 1995;
                                           Managing Partner Golenberg & Geller, Inc. from
                                           1991-1993; currently serving as Director of Hexcel
                                           Corp.; Players International, Inc.; iMALL, Inc;
                                           Cabletel Corp.; Datalink Corp; Lone Wolf
                                           International; and Value Vision International, Inc.
                                              CLASS II: TERM EXPIRES IN 2000
Ronald H. Echtenkamp                  64   Vice Chairman of the Board since March 1997; prior        1993         66,673(4)
                                           President of Company 1981-1997, and CEO of Company
                                           1991-1997; joined the Company in 1969 and served in
                                           various capacities since.
Yale Richards                         75   Senior partner in the law firm of Marks, Clare &          1995         19,250(5)
                                           Richards; has privately practiced law since 1947.
Jeffrey D. Chelin                     46   Vice President-Finance and Chief Financial Officer of     1995         22,750(6)
                                           ARC since 1992; prior to 1992 was Controller and
                                           Assistant Secretary of ARC.
                                             CLASS III: NOMINEES FOR ELECTION
John P. Wilmers                       53   President and CEO of the Company since March 1997;        1995        122,312(7)
                                           previously Executive Vice President of the Company
                                           since 1992; joined the Company in 1981 and served in
                                           various capacities since.
Colin G. Campbell                     42   Self-employed providing financial and consulting          1995         12,750(8)
                                           services through The Castlestone Company since 1993;
                                           prior to 1993 Mr. Campbell provided services through
                                           The Highbridge Group.
All Executive Officers own 314,563 shares, including presently exercisable stock options, or 3.48% of the outstanding
Common Stock.(1)(9) All Directors and Executive Officers as a group (9 persons) own 573,878 shares, including presently exercisable stock options, or 6.35% of the outstanding Common Stock.(1)(10)


NAME                            %(1)
----------------------------  ---------

Arnold S. Tenney                   1.95%

Marshall S. Geller                  .32%

Ronald H. Echtenkamp                .74%

Yale Richards                       .21%

Jeffrey D. Chelin                   .25%

John P. Wilmers                    1.35%

Colin G. Campbell                   .14%

All Executive Officers own 3
Common Stock.(1)(9) All Dire
exercisable stock options, o

------------------------

 (1) Based upon 9,040,896 shares of Common Stock outstanding as of March 31, 1998. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days upon exercise of stock options. Accordingly, the number of shares and percentage set forth next to the name of such person and all directors as a group include the shares of Common Stock issuable upon presently exercisable stock options. However, the shares of Common Stock so issuable upon such exercise by any such person are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

 (2) Includes 30,000 shares of Common Stock held indirectly by Mr. Tenney through Arnmart Investments Limited, a corporation controlled by Mr. Tenney and members of his family, 16,500 shares of Common Stock owned directly by Mr. Tenney, 2,475 shares owned indirectly by Mr. Tenney through his wife and 127,000 shares purchasable pursuant to presently exercisable stock options. Does not include 2,056,411 shares owned beneficially by ARC. In addition, does not include 25,000 stock options granted to Mr. Tenney which will vest if Proposal 3 is approved by the holders of a majority of the Common Stock. See ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS -- Compensation of Directors.

 (3) Includes 15,840 shares of Common Stock held directly by Mr. Geller, and 12,750 shares purchasable pursuant to presently exercisable stock options.

 (4) Includes 46,673 shares of Common Stock owned directly by Mr. Echtenkamp and 20,000 shares purchasable pursuant to presently exercisable stock options.

 (5) Includes 1,000 shares owned directly by Mr. Richards and 18,250 shares purchasable pursuant to presently exercisable stock options.

 (6) Includes 22,750 shares of Common Stock purchasable pursuant to presently exercisable stock options.

 (7) Includes 7,312 shares of Common Stock owned directly by Mr. Wilmers and 115,000 shares purchasable pursuant to presently exercisable stock options.

 (8) Includes 12,750 shares of Common Stock purchasable pursuant to presently exercisable stock options.

 (9) Includes 73,563 shares of Common Stock owned by all executive officers and 241,000 shares purchasable pursuant to presently exercisable stock options.

 (10) Includes 139,378 shares of Common Stock owned by all directors and executive officers as a group and 434,500 shares purchasable pursuant to presently exercisable stock options.

              ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS

AUDIT COMMITTEE

    The Company has an Audit Committee whose members include Messrs. Campbell, Echtenkamp and Richards. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors. The Audit Committee met to discuss issues relating to fiscal 1997 on January 27, 1998.

COMPENSATION COMMITTEE

    The Company has a Compensation Committee whose members include Messrs. Tenney, Echtenkamp, Campbell and Richards. The Compensation Committee is responsible for reviewing all compensation agreements and arrangements for officers of the Company other than options granted under the 1995 Stock Option Plan. The Compensation Committee met to discuss issues relating to fiscal 1997 and salary increases for 1998 on January 27, 1998.

COMPENSATION OF DIRECTORS

    Directors who are employees of ARC, Canrad Inc. or the Company were not compensated for serving as directors in 1997. Outside directors were paid $600 for attendance at meetings of the Board. They received $300 for all meetings of the Board held by teleconference. Directors of the Company will be reimbursed for out-of-pocket expenses. Outside directors also participate in the Outside Directors Stock Option Plan, pursuant to which a total of 165,000 shares of Common Stock is allocated. Subject to a one-time election to decline participation, outside directors are granted an option to purchase 24,750 shares of Common Stock on the first business day following their election or appointment to the Board of Directors. The option vests at the rate of 8,250 shares on the first business day following a director's initial election or appointment to the Board, and 8,250 shares on the first business day after each annual meeting of shareholders, so long as the director continues to be a member of the Board of Directors. An additional amount of options is granted automatically to participating outside directors on the next succeeding business day after the third consecutive annual meeting of shareholders following the initial grant, and on the next succeeding business day after every third annual meeting of shareholders thereafter during the term of the plan, so long as the director continues to be a member of the Board of Directors. The options are granted at the fair market value of the Common Stock on the date of grant and have a term of five years. Pursuant to a proposed amendment to the Outside Directors Stock Option Plan, described in Proposal 3 below, outside directors will, subject to a one-time election, be granted an option to purchase 15,000 shares of Common Stock (as opposed to 24,750 shares currently) on the next succeeding business day after their initial election to the Board, and on the next succeeding business day after the third consecutive annual meeting of shareholders. The option to purchase 15,000 shares would vest at the rate of 5,000 shares on the first business day after each annual meeting of shareholders.

    Beginning January 1, 1998, outside directors will receive $15,000 per year, payable quarterly, for service on the Board. Outside directors will be paid $1,000 for attendance at meetings and $500 for each meeting held by telephone conference in 1998.

    On January 27, 1998, the Board of Directors recommended and the Stock Option Committee approved, stock option grants under the 1995 Stock Option Plan of 100,000 stock options to Arnold Tenney and 10,000 stock options to Jeffrey Chelin, both of whom are employed by ARC, and a stock option grant of 20,000 options to Ronald Echtenkamp, who is currently consulting for the Company. Such options were granted in consideration of extraordinary services performed on behalf of the Company and as an inducement for the optionees to continue such performance in the future. The grant of 100,000 stock options to Mr. Tenney is subject to approval by the shareholders of Amendment No. 2 to the 1995 Stock Option Plan set forth in Proposal 3 below, which would remove the 75,000 share limitation on options that any Participant in the Plan can receive in any calendar year. Absent approval of said amendment, Mr. Tenney will only receive 75,000 stock options.

    The Board of Directors held seven meetings in 1997. Mr. Geller was not present for two of the seven meetings and therefore, attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors.

               LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY

    The following is a list of the names and ages of the current executive officers of the Company, their business history for the last five years and their term of office with the Company.

                                                                                                                   OFFICER
NAME(1)                  AGE                       POSITION AND PRINCIPAL OCCUPATION SINCE 1992                     SINCE
-------------------      ---      ------------------------------------------------------------------------------  ---------
John P. Wilmers              53   Director of Company; President and CEO of Company since March 1997; previously    1988
                                    Executive Vice President of Sales since 1992; Joined Company in 1981 and has served in various capacities since.
Brad J. French               45   CFO since 1996; Secretary and Treasurer of the Company since 1992; joined         1992
                                    Company as Controller in 1990.

Ray F. Boegner               48   Senior Vice President of Sales since November 1996; previously Vice President     1997
                                    of Sales since 1992.

------------------------

(1) Mr. Echtenkamp served as President and CEO of the Company from 1981 through February 1997.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of the compensation paid to the Chief Executive Officer and three other executive officers of the Company whose total compensation exceeded $100,000 for the fiscal years ended December 31, 1997, 1996, and 1995. The information in this table does not include stock options granted in 1998 to Mr. Echtenkamp which options are disclosed elsewhere in this proxy statement.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                           -----------------------------------
                                                                                    AWARDS
                                             ANNUAL COMPENSATION           -------------------------   PAYOUTS
                                      ----------------------------------   RESTRICTED    SECURITIES    -------
                                                            OTHER ANNUAL     STOCK       UNDERLYING     LTIP       ALL OTHER
           NAME AND                                 BONUS   COMPENSATION    AWARD(S)    OPTIONS/SARS   PAYOUTS   COMPENSATION
      PRINCIPAL POSITION        YEAR  SALARY ($)     ($)        ($)           ($)          (#)(7)        ($)          ($)
             (A)                (B)      (C)         (D)        (E)           (F)           (G)          (H)          (I)
------------------------------  ----  ----------   -------  ------------   ----------   ------------   -------   -------------
John P. Wilmers,                1997  169,950      454,000                               115,000
  President and Chief           1996  152,269      215,000                                66,000
  Executive Officer(1)(5)       1995  139,050      100,786                                66,000

Brad J. French,                 1997   95,275      120,000                                49,000
  Secretary and Treasurer,      1996   88,065       60,000                                33,000
  Chief Financial Officer(1)    1995   81,370       40,000                                33,000

Ray F. Boegner,                 1997  108,029      140,000                                57,000
  Senior Vice President of      1996   95,275       80,000                                33,000
  Sales, since 1996(1)(6)       1995   88,065       50,000                                33,000

Ronald H.                       1997  110,366       61,000    1,663,238(3)                    --
  Echtenkamp(1)(2)(3)(4)        1996  178,500(2)   320,676                               123,750
                                1995  202,500(2)   215,000                               123,750

------------------------

(1) Salary includes $4,950 (1997), $4,269 (1996) and $4,050 (1995) for Mr.
    Wilmers; $2,775 (1997), $2,565 (1996) and $2,370 (1995) for Mr. French;
    $3,029 (1997), $2,775 (1996) and $2,565 (1995) for Mr. Boegner; and $1,904
    (1997), $4,500 (1996) and $4,500 (1995) for Mr. Echtenkamp paid by the
    Company pursuant to the Retirement and Savings Plan described below.

(2) Salary includes $24,000 for 1996 and $48,000 for 1995 which was deferred pursuant to Mr. Echtenkamp's employment contract then in effect.

(3) Mr. Echtenkamp received $1,663,238 in 1997 from the exercise and subsequent resale of certain stock options. The dollar amount reported is the difference between the exercise price of the option and the subsequent resale price of the shares. A portion of this amount was treated as ordinary income and a portion was treated as short-term capital gain. See footnotes
    (4), (5) and (6) attached.

(4) Mr. Echtenkamp served as President and Chief Executive Officer of the Company during the fiscal years ended December 31, 1995 and 1996. Mr. Echtenkamp continued to serve as President and Chief Executive Officer of the Company until his resignation on February 28, 1997. In connection with his resignation, Mr. Echtenkamp was elected to the office of Vice Chairman of the Board and remains as a part-time consultant of the Company.

(5) Mr. Wilmers served as Executive Vice President of Sales of the Company during the fiscal years ended December 31, 1995 and 1996. Mr. Wilmers continued to serve as Executive Vice President of Sales of the Company until February 28, 1997. On March 1, 1997, Mr. Wilmers was elected President and Chief Executive Officer of the Company.

(6) Mr. Boegner served as Vice President of Sales of the Company during the fiscal years ended December 31, 1995 and from January 1, 1996 until November 19, 1996. On November 20, 1996, Mr. Boegner became Senior Vice President of Sales for the Company. On May 22, 1997, Mr. Boegner was elected an executive officer of the Company.

(7) Adjusted for 10% stock distribution effected March 8, 1996 and 3-for-2 stock split effected as a 50% stock dividend on March 5, 1997.

    The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal year 1997. This table does not include options granted in 1998 to Mr. Echtenkamp, which options are disclosed elsewhere in the proxy statement.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                 NUMBER OF
                                                                SECURITIES
                                                                UNDERLYING       VALUE OF UNEXERCISED
                                                                UNEXERCISED          IN-THE-MONEY
                                                              OPTIONS/SARS AT       OPTIONS/SARS AT
                                                            FISCAL YEAR END (#)  FISCAL 1996 YEAR END
                                SHARES                      -------------------           ($)
                              ACQUIRED ON                   EXERCISABLE ("EX")   ---------------------
                               EXERCISE    VALUE REALIZED      UNEXERCISABLE      EXERCISABLE ("EX")
            NAME                  (#)            ($)              ("UN")         UNEXERCISABLE ("UN")
            (A)                   (B)            (C)                (D)                   (E)
----------------------------  -----------  ---------------  -------------------  ---------------------
John P. Wilmers                        0               0      115,000("Ex")(2)   $   998,000("Ex")

Brad J. French                     4,500   $      63,270(1)    49,000("Ex")(2)   $   455,835("Ex")

Ray F. Boegner                         0               0       57,000("Ex")(2)   $   499,000("Ex")

Ronald H. Echtenkamp              25,000   $      81,250(3)         0("Ex")                0("Ex")
                                 123,750   $   1,997,163(4)         0("Ex")                0("Ex")

------------------------

(1) Mr. French acquired 4,500 shares upon exercise of stock options. The value realized is based on the difference between the exercise price and the fair market value as of December 31, 1997.

(2) Adjusted for 10% stock distribution effected March 8, 1996 and 3-for-2 stock split effected as a 50% stock dividend on March 5, 1997.

(3) Mr. Echtenkamp exercised an option to purchase 25,000 shares of ARC at $3.00 per share. The value realized is based on the difference between the exercise price and the fair market value of the ARC shares as of December 31, 1997.

(4) Mr. Echtenkamp exercised 123,750 options in 1997 and resold 100,000 shares for a net gain of $1,663,238. The value realized on the remaining 23,750 shares is $333,952 and is based on the difference between the exercise price and the fair market value as of December 31, 1997.

    The following table sets forth information with respect to options granted in 1997 to the executive officers of the Company pursuant to the Company's 1995 Stock Option Plan. This table does not include options granted in 1998 to Mr. Echtenkamp, which options are disclosed elsewhere in this proxy statement.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
-----------------------------------------------------------------------------------------
                                                  PERCENT OF                                  VALUE AT ASSUMED
                                   NUMBER OF         TOTAL                                 ANNUAL RATES OF STOCK
                                  SECURITIES     OPTIONS/SARS                              PRICE APPRECIATION FOR
                                  UNDERLYING      GRANTED TO     EXERCISE OR                    OPTION TERM
                                 OPTIONS/SARS    EMPLOYEES IN     BASE PRICE   EXPIRATION  ----------------------
             NAME                 GRANTED (#)     FISCAL YEAR       ($/SH)        DATE      5% ($)      10% ($)
              (A)                     (B)             (C)            (D)          (E)         (F)         (G)
-------------------------------  -------------  ---------------  ------------  ----------  ---------  -----------
John P. Wilmers                      34,000             26.9%         15.94      04-02-07      25.98       41.34
                                     15,000             11.9%         18.00      10-14-07      29.33       46.71

Brad J. French                       10,500(1)           8.3%         12.75(1)   01-27-07      20.77       33.08
                                     10,000              7.9%         18.00      10-14-07      29.33       46.71

Ray F. Boegner                       17,000             13.4%         15.94      04-02-07      25.98       41.34
                                      7,000              5.5%         18.00      10-14-07      29.33       46.71

------------------------

(1) Adjusted for 3-for-2 stock split effected as 50% dividend on March 5, 1997.

EMPLOYMENT CONTRACTS

    Mr. Echtenkamp's employment contract expired on March 31, 1997. On February 28, 1997, he stepped down from the office of President of the Company and terminated his full time employment with the Company on April 30, 1997. Mr. Echtenkamp was elected Vice Chairman of the Board and remains a part-time consultant with the Company, with the primary responsibility of pursuing and negotiating acquisitions of other businesses.

    Mr. Wilmers was elected President of the Company and Chief Executive Officer, effective March 1, 1997. The Compensation Committee and the Board of Directors approved a five year contract for Mr. Wilmers commencing January 1, 1997, at an initial compensation of $165,000 per year, plus participation in the key employees' profit sharing plan and other normal employee benefits.

    Mr. Boegner was elected Senior Vice President of Sales in November 1996 and is a party to a five year employment agreement dated November 20, 1996 at an initial compensation rate of $92,500 per year, plus participation in the key employees' profit sharing plan and normal employee benefits. Effective January 1, 1997 Mr. Boegner's compensation was increased to $105,000 per year. On May 22, 1997, Mr. Boegner was elected an executive officer of the Company.

PROFIT SHARING PLAN

    During 1997 Messrs. Wilmers, Echtenkamp, French and Boegner participated in the Profit Sharing Plan pursuant to which such employees are entitled to earn cash bonuses if the Company achieves specific operating levels that are established by the Board. The calculation of the annual bonus pool is subject to the approval of the Compensation Committee of the Board. The distribution of the pool among members of management is determined by Mr. Wilmers subject to approval by the Compensation Committee. The Chief Executive Officer, currently Mr. Wilmers, is entitled to receive no more than 40% of the pool. Amounts paid to Messrs. Echtenkamp, Wilmers, French and Boegner pursuant to the Profit Sharing Plan are included in the Summary Compensation Table.

RETIREMENT AND SAVINGS PLAN

    The Company has adopted a Retirement and Savings Plan (the "Plan"), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"), including the provisions of Section 401(k). All full-time employees of Ballantyne who are at least twenty-one years old and who have completed one year of service are eligible to participate in the Plan.

    Each Participant may contribute an amount up to six percent (6%) of such Participant's salary to the matching portion of the Plan, and such Participant may make supplemental contributions up to an additional nine percent (9%) of such Participant's salary. These supplemental contributions are not eligible for matching contributions from the Company. Ballantyne's matching contribution is $.50 for each dollar contributed by the Participant to the matching portion of the Plan. In addition, the Company may elect, in the discretion of the Board, to contribute an additional amount. All contributions to the Plan are nonforfeitable. For 1997, no Participant could contribute more than $9,500 to the Plan.

    Benefits may be distributed to Participants or their beneficiaries, as the case may be, in the event of a Participant's death, retirement or other termination of service, or, if the Participant so requests, on reaching age
59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

    Contributions to the Plan made by the Company on behalf of Messrs. Echtenkamp, Wilmers, French and Boegner are included in the Summary Compensation Table.

                        REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITY; COMPOSITION OF COMMITTEES

    The Company has a Compensation Committee which is responsible for reviewing and recommending to the Board of Directors of the Company annually the compensation to be paid to the executive officers of the Company. The Compensation Committee is comprised of four members of the Board of Directors, Messrs. Tenney, Echtenkamp, Campbell and Richards.

    Mr. Wilmers, in his capacity as President and Chief Executive Officer of the Company, will determine the compensation to be paid to Mr. French and Mr. Boegner, subject to review by the Compensation Committee.

    The Company also has an independent committee, the 1995 Stock Option Committee, which is responsible for the granting of options under the 1995 Stock Option Plan of the Company to executive officers, directors and key employees of the Company. The Stock Option Committee is comprised of Messrs. Campbell and Richards.

COMPENSATION PHILOSOPHY

    Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including the provisions of any existing employment contract with an executive officer, evaluation of the executive officer's performance, the level of responsibility associated with the executive officer's office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers' compensation are base salary, short-term incentive in the form of a bonus payable from the Profit Sharing Plan and a long-term incentive in the form of options to purchase Common Stock, with an emphasis on annual bonuses and options.

BASE SALARY

    The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution. Mr. Wilmers has an employment contract commencing January 1, 1997, at an initial compensation of $165,000 per year plus participation in the key employees' profit sharing plan and other normal benefits. The base salary of Mr. French, which is not subject to an employment agreement, was increased in 1997 from $85,500 per year to $92,500 per year. The base salary of Mr. Boegner, which is subject to an employment agreement, was increased in January 1997 from $92,500 to $105,000.

CASH BONUSES

    The executive officers participate in a management and sales bonus plan designated as the Profit Sharing Plan pursuant to which they receive cash bonuses if the Company achieves specific operating levels. The Profit Sharing Pool is based upon a percentage of operating income, as defined by the Board of Directors. The calculation of the Profit Sharing Plan Pool will be subject to approval of the Compensation Committee. The distribution among management is at the initial determination of Mr. Wilmers but is also subject to approval by the Compensation Committee. Mr. Wilmers may receive no more than 40% of the pool. Participant bonuses will continue to be based upon individual performance during the prior year.

STOCK OPTIONS

    The 1995 Stock Option Plan (the "Stock Option Plan") of the Company is designed to give employees, officers and directors of the Company the incentive to maximize wealth for shareholders by participating in the long-term growth of the Company. In 1997, the Stock Option Committee granted employees, officers and directors a total of 126,500 stock options with exercise prices ranging from $12.75 to $18.00. Options granted to Messrs. Wilmers, French and Boegner are included in the Aggregated Option/SAR Exercise chart herein.

    As to future options, the Stock Option Committee will consider the number and terms of the options outstanding when determining to grant options. The Stock Option Plan currently provides that no member of the Stock Option Committee can participate in the Stock Option Plan during his membership on the Stock Option Committee. According to the provisions of the Stock Option Plan, the Stock Option Committee determines, among other things, the number of shares of common stock to be optioned, the option price and the term of the option.

    The Company's general policy is to grant options at the fair market value of the common stock on the date of grant with terms of generally ten years in length. In no event will options be granted at less than 85% of fair market value of the common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

    As stated earlier, the base annual compensation of Mr. Wilmers is set pursuant to his employment agreement at an initial compensation of $165,000 per year, plus participation in the key employees' profit sharing plan and other normal employee benefits.

    The foregoing report is submitted by the Compensation and Stock Option Committees of the Board of Directors of the Company in accordance with requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company.

COMPENSATION COMMITTEE:                        STOCK OPTION COMMITTEE:
Arnold S. Tenney                               Colin G. Campbell
Colin G. Campbell                              Yale Richards
Ronald H. Echtenkamp
Yale Richards

                               PERFORMANCE GRAPH

    The following performance graph shows the cumulative total return on the Common Stock, the S & P 500 Market Value Index and a peer group for the period September 7, 1995 (the date upon which the Company's common stock became publicly traded) through December 31, 1997. The peer group is made up of five corporations (namely Concord Camera Corp., Accom, Inc., Showscan Entertainment, Inc., Videonics, Inc. and Sonic Solutions, Inc.). The peer group is comprised of companies with a market capitalization between approximately $30 million and $50 million, each of which is engaged in the sale of products related to the theater, motion picture or image capturing or image projection businesses. The Company is unable to identify for comparison purposes any public industry or line-of-business indices because the small number of companies offering similar or competing products are divisions or subsidiaries of much larger, diversified companies.

    The performance graph assumes the value of the investment in the Common Stock and each index was $100 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BALLANTYNE OF OMAHA, INC.   PEER GROUP    S&P 500
09/07/95                      100.00        100.00     100.00
12/29/95                      111.21         71.99     108.82
12/31/96                      301.38         58.31     133.78
12/31/97                      409.42         68.52     178.41

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENT

    The Company is a party to a management agreement (the "Management Agreement") with Canrad Inc. dated September 12, 1995. Pursuant to the terms of the Management Agreement, Canrad Inc. provides services to the Company relating to overall management and strategic planning and direction, banking negotiations, treasury functions, investor relations, securities regulatory compliance, employee and general business insurance programs and asset acquisitions and sales. Pursuant to the Management Agreement, Canrad Inc. makes available to the Company the services of Arnold S. Tenney, the Chairman of the Board of Canrad Inc. Mr. Tenney acts as the Chairman of the Board of the Company. Mr. Tenney shares primary responsibility with the Company's Chief Executive Officer with respect to overall management and strategic planning and direction, the identification, analysis and consummation of acquisitions, and investor relations. As compensation for its services, the Management Agreement provides that Canrad Inc. receives a monthly fee of $25,000 and is entitled to reimbursement for its identifiable reasonable out-of-pocket expenses incurred in connection with the performance of services under the Management Agreement. The Management Agreement provides for an initial term of five years and thereafter is automatically renewed for successive one-year periods until terminated by either party upon 90 days' prior notice. The Management Agreement was amended on July 1, 1997 to provide a decrease in the fee to be received by Canrad Inc. from $25,000 per month to $12,500 per month. In 1997, the Company paid $225,000 in management fees to Canrad Inc. During the initial term of the Management Agreement, which expires on September 12, 2000, the payment terms thereof may not be amended without the consent of the managing underwriters of the Company's initial public offering.

THE GELLER OPTION

    The Company has granted to Geller & Friend and its employees an option to purchase 82,500 shares of Common Stock at a per share exercise price of $4.39 as consideration for strategic financial services provided to the Company by Geller & Friend. Of these 82,500 shares, options totaling 35,786 have been assigned to employees of Geller & Friend. The option was exercised in full in fiscal 1997. The Company effected an S-3 Registration Statement on March 6, 1997 permitting the resale of these shares. Marshall Geller, a director of the Company, is Chairman and Chief Executive Officer of Geller & Friend.

INSURANCE COVERAGE

    The Company is included in group health and business insurance programs maintained by ARC and Canrad Inc. The group health insurance plan is a self-insured minimum premium plan that is administered through the Connecticut General Life Insurance Company. The group health insurance plan provides for specific stop loss coverage in the amount of $75,000 per employee per plan year and aggregate stop loss based upon the head count of those covered under the plan, including the Company's employees and certain ARC retirees. The aggregate stop loss level for the group health insurance plan for the May 1, 1997 to April 30, 1998 plan year is approximately $1,260,000. The Company is charged premiums which are a set dollar amount based on its monthly head count for the minimum premium, stop loss and plan administration portions of the program and its aggregate salary for long-term disability and term life coverage. The Company is also charged for its claims incurred pursuant to the program.

    The business insurance program provides coverage for workers' compensation and employers liability, general liability, including products and completed operations, property, automobile, umbrella and directors and officers liability. The Company's portion of the business insurance premium is calculated and charged to operations based upon its allocated share of the coverage provided to that of the entire Canrad Inc. group. Such allocations are based primarily upon aggregate payrolls, net sales, asset values and number of automobiles. Most of the policies require annual audit and adjustment of deposit premiums for differences between estimated values upon which deposit premiums have been calculated and actual results. An additional premium is assessed in circumstances where actual values exceed estimated values and a premium credit is issued for instances where the estimated values exceed the actual values.

PAYMENTS TO CANRAD

    For 1997, the Company paid approximately $1,329,000 to Canrad representing the insurance premiums and claims described above and other miscellaneous services excluding management fees.

OTHER

    Yale Richards, a director of the Company, is a senior partner of Marks Clare & Richards, a law firm which performs legal services for the Company from time to time.

                                   PROPOSAL 2
                   AMENDMENT NO. 1 TO 1995 STOCK OPTION PLAN

    On March 24, 1998 the Board of Directors of the Company adopted an amendment ("Amendment No. 1") to the Company's 1995 Stock Option Plan (the "Plan") to increase the number of Shares of common stock that may be issued under the Plan from 1,060,000 Shares to 1,320,000 Shares, or an increase of 260,000 Shares. As of March 31, 1998, the Company has issued options of 794,750 Shares under the Plan in order to provide long term incentive to key directors, officers and employees. Since the number of Shares available for grant under the Plan is nearly depleted, the Board of Directors deems it to be in the best interest of the Company to increase the amount of Shares available by 260,000 Shares.

    If this proposed Amendment No. 1 is adopted, the amended portion of the first sentence in the second paragraph of Section 6 of the Plan will read as follows:

       "The maximum aggregate number of Shares that may be issued under the Plan is 1,320,000 Shares; . . ."

    No other provisions of the Plan will be changed or altered by this Amendment No. 1. Options may continue to be granted under the Plan through September, 2005. Options granted under the Plan may either be incentive stock options or non-qualified stock options.

    This Amendment No. 1 will not become effective unless approved by the holders of a majority of the outstanding Common Stock of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2 TO AMEND THE PLAN.

                                   PROPOSAL 3
                   AMENDMENT NO. 2 TO 1995 STOCK OPTION PLAN

    On April 8, 1998 the Board of Directors of the Company adopted an amendment ("Amendment No. 2") to the Company's 1995 Stock Option Plan (the "Plan") to remove the limitation of 75,000 options which may be received by any Participant in the Plan in any calendar year, retroactive to January 1, 1998. If Amendment No. 2 is approved by the holders of the majority of the outstanding Common Stock of the Company, there will no longer be a restriction on the number of options which can be granted to any Participant in the Plan in any calendar year, except the limit on the aggregate number of shares issuable pursuant to the Plan. The Board of Directors reasoned that it may be important to the future business and potential business acquisitions of the Company to grant a greater number of options to retain current employees of the Company, or current employees of businesses to be acquired, or to attract new employees. Therefore, the Board of Directors deems it to be in the best interest of the Company to remove the limitation that any Participant in the Plan can receive only 75,000 options in any calendar year.

    If this proposed Amendment No. 2 is adopted, the provision providing that no more than 75,000 options shall be awarded to any Participant in any calendar year, which provision is found in the second paragraph of Section 6 of the Plan, will be deleted effective January 1, 1998.

    No other provisions of the Plan will be changed or altered by this Amendment No. 2. Options may continue to be granted under the Plan through September, 2005. Options granted under the Plan may either be incentive stock options or non-qualified stock options.

    This Amendment No. 2 will not become effective unless approved by the holders of a majority of the outstanding Common Stock of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3 TO AMEND THE PLAN.

                                   PROPOSAL 4
             AMENDMENT TO 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN

    On March 24, 1998 the Board of Directors adopted an amendment to the Company's 1995 Outside (non-employee) Directors' Stock Option Plan (the "Plan") to be effective May 27, 1998, to reduce the number of non-qualified stock options granted to outside directors under the Plan. Prior to this amendment, outside directors are entitled to receive a non-qualified stock option to purchase 24,750 shares of common stock of the Company every three years, one third of which, or options for 8,250 shares, vest each year. It was noted at the Board of Director's meeting on March 24, 1998 that outside directors will receive other emoluments from the Company in 1998 and going forward, and therefore the number of options granted should be reduced. If the proposed amendment, as set forth below, is adopted, outside directors will receive a non-qualified stock option to purchase 15,000 shares of common stock every three years, one-third of which, or options for 5,000 shares, would vest each year. If this amendment is approved, nothing shall affect the rights of any Non-Employee Directors with reference to NQSOs heretofore granted.

    If the proposed amendment is adopted effective May 27, 1998, Section 8 of the Plan will read as follows:

    "8. NON-QUALIFIED STOCK OPTIONS.

        (a)  GRANT OF NQSOS.

        Any Non-Employee Director who first becomes a member of the Board on or after the effective date of this amended Section 8(a), shall be granted NQSOs to purchase 15,000 Shares automatically on the next succeeding business day following his election to the Board. In addition to the initial NQSO grants to each Non-Employee Director whether before, or after the effective date of this amended Section, NQSOs to purchase 15,000 Shares shall be granted automatically to each Non-Employee Director on the next succeeding business day after the third consecutive annual meeting of the shareholders following his initial NQSO grant, and on the next succeeding business day after every third consecutive annual meeting of the shareholders thereafter during the term of the Plan, provided that said Non-Employee Director continues to be a member of the Board on the date of each such additional grant. NQSOS shall be granted in the aforesaid manner until the date on which the Shares available for grant shall no longer be sufficient to permit grants of NQSOs covering 15,000 Shares to be made to each Non-Employee Director entitled to a grant as of such date, in which event the Shares then available for grant shall be allocated on a pro rata basis among the Non-Employee Directors entitled to a grant of NQSOs as of such date. The provisions of this Section shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder.

        (b)  EXERCISE PRICE.

        Each Share covered by a NQSO granted on the business day next succeeding the Effective Date of this Plan may be purchased at a purchase price equal to the initial public offering price of a Share. Each Share covered by a NQSO granted after the business day next succeeding the effective date of this amended section may be purchased at a purchase price equal to the Fair Market Value of a Share on the date of the NQSO grant. The provisions of this Section shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

        (c)  TERMS AND CONDITIONS.

           (i) Except as set forth in Section 10, all NQSOs granted to a Participant shall vest and become first exercisable as follows:

           i.i 5,000 shares on the next succeeding business day following a Participant's initial election to the Board.

           i.ii Thereafter, 5,000 shares on the next succeeding business day following each annual meeting of the Stockholders of the Company.

    No other provisions of the Plan will be changed or altered by this amendment. This amendment will not become effective unless approved by holders of a majority of the outstanding Common Stock of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 4 TO AMEND THIS PLAN.

                             SHAREHOLDER PROPOSALS

    In accordance with the rules of the Securities and Exchange Commission, shareholder proposals must be received by December 31, 1998 to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders which is expected to be held in May, 1999. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 1999 Annual Meeting of Shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

                             ADDITIONAL INFORMATION
      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Marshall Geller failed to timely file a Form 4.

INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP ("KPMG"), certified public accountants, are the independent public accountants for the Company.

    Representatives of KPMG are expected to be present at the shareholders' meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. KPMG has been selected as independent public accountants for the Company for fiscal 1998.

OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.

                              BALLANTYNE OF OMAHA, INC.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                      MAY 27, 1998


     The undersigned hereby constitutes and appoints John P. Wilmers and Ronald H. Echtenkamp, or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Ballantyne of Omaha, Inc. to be held at the Westin Aquila Hotel, 1615 Howard Street, Omaha, Nebraska 68102, on the 27th day of May, 1998, at 4:00 p.m. or any adjournments thereof, as indicated hereon.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR, FOR BOTH AMENDMENTS TO THE 1995 STOCK OPTION PLAN, FOR THE AMENDMENT TO THE 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED                           |
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED                          |
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY                          |
WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES        Please mark your   |
FOR DIRECTOR, FOR BOTH AMENDMENTS TO THE 1995 STOCK    votes as indicated | \X\
OPTION PLAN, FOR THE AMENDMENT TO THE 1995 OUTSIDE     in this example    |
DIRECTORS' STOCK OPTION PLAN, AND WITH DISCRETIONARY                      |
AUTHORITY ON ALL OTHER MATTERS.                                           |


1. Election of Directors                         John P. Wilmers
                                                 and Colin G. Campbell

   FOR the two nominees          WITHHOLD        (INSTRUCTION: To withhold
   (except as marked to the      AUTHORITY       authority to vote for any
   contrary to the right)      to vote for two   individual nominee, write
                             nominees listed to  that nominee's name on the
                                the right.       space provided below.)

         \ \                        \ \

2. Amendment No. 1 to   3. Amendment No. 2 to    4. Amendment to 1995 Outside
   1995 Stock Option       1995 Stock Option        Directors' Stock Option
   Plan                    Plan                     Plan

FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN       FOR   AGAINST  ABSTAIN
\ \    \ \      \ \      \ \    \ \      \ \         \ \     \ \      \ \



5. In their discretion, the proxies are               Dated:             , 1998
   authorized to vote upon such other                       -------------
   business as may properly come before
   the meeting.                                       -------------------------
                                                      Signature of Shareholder

                                                      -------------------------
                                                      Signature of Shareholder

                                                      Please sign exactly as
                                                      your name appears at the
                                                      left. When signing as
                                                      attorney, executor,
                                                      administrator, trustee,
                                                      guardian or conservator,
                                                      five full title. All joint
                                                      trustees must sign.

                                                      PLEASE MARK, SIGN, DATE
                                                      AND RETURN THE PROXY CARD
                                                      PROMPTLY USING THE
                                                      ENCLOSED ENVELOPE.

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